Exhibit 16.1

                           Larry O'Donnell, CPA, P.C.

                           Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                2228 South Fraser Street
Fax (303) 369-9384                                                        Unit I
Email  larryodonnellcpa@comcast.net                    Aurora, Colorado    80014
www.larryodonnellcpa.com



November 9, 2010


SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

         Re:      ASPI, Inc. (the "Company")
                  Form 8-K Item 4.01 (the "Report")

Gentlemen:

         We have reviewed the above referenced Report filed by the Company. We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.



                                                /s/ Larry O'Donnell, CPA, PC

                                                Larry O'Donnell, CPA, PC